Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (hereinafter referred to as the "Agreement") is entered into as of this 25th day of October, 1998, by and between INTERFOODS CONSOLIDATED, INC. (hereinafter referred to as "HAIS"), FREDERICK T. MANLUNAS, EDWARD C. REYES, CHRISTOPER P. TSENG, EILEEN LEE, EMMANUEL CORPUS, RENATO A. LUTTAUA, ROSE FEJARDO, SOCORRO P. GIL and GLEN H. PEREZ (hereinafter individually and collectively referred to as "Shareholder") and WHITE DOVE SYSTEMS, INC. (hereinafter referred to as "WDVE").


                                   WITNESSETH


     WHEREAS, HAIS is a California corporation with 4,000,000 shares of common stock issued and outstanding (hereinafter "HAIS Shares"); and

     WHEREAS, WDVE is a Nevada corporation with authorized capital stock of 25,000,000 shares of Common Stock $.001 par value per share, of which 1,860,000 shares were issued and outstanding as of October 25, 1998, and

     WHEREAS, Shareholder owns all of the issued and outstanding shares of stock in HAIS; and

     WHEREAS, WDVE desires to purchase from Shareholder all of the issued and outstanding shares of HAIS owned by him in exchange for 5,580,000 shares of common stock ("Stock"), and

     WHEREAS, it is the intention of Shareholder to exchange the HAIS Shares held by him f or Stock of WDVE, on the terms and conditions set forth herein; and

     WHEREAS, it is the intention of WDVE, HAIS and Shareholder that the transactions contemplated hereby constitute a tax-free "reorganization" as defined in Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("B Reorganization") and that all the terms and provisions of this Agreement be interpreted, construed and enforced to effectuate this intent.

     NOW THEREFORE in consideration of the foregoing and the mutual covenants, promises, representations and warranties contained herein, the parties hereto agree as follows:

                                    Article I

                                    EXCHANGE

     1. 1. Exchange of Stock of HAIS. At the Closing Date (as defined in Article VIII hereof), in accordance with the provisions of this Agreement and applicable law, Shareholder shall transfer and WDVE shall acquire all of the stock of HAIS Shares owned by Shareholder.


                                   Article II

                                  CONSIDERATION

     2.1. Exchange. Shareholder and WDVE agree that all of the HAIS Shares owned by Shareholder shall be exchanged with WDVE for 5,580,000 shares of Stock of WDVE. Such Stocks shall be issued in Certificates of such denominations, amounts and names as may be requested by Shareholder.

     2.2. Investment Intent and Delivery. Shareholder represents and warrants that he is acquiring said stock for investment purposes only and not with a view towards resale or redistribution. Shareholder agrees to deliver to WDVE on the Closing Date, a letter setting forth an agreement that said Stock is being acquired for investment purposes only and will not be sold except in compliance with the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder. At said closing, WDVE shall deliver certificates for the HAIS Shares, duly endorsed in negotiable form, with signatures guaranteed, free and clear from all claims and encumbrances.



                                   Article III

                     REPRESENTATTONS AND WARRANTIES OF WDVE

     WDVE represents the warrants to Shareholder as follows:

     3.1. Organization. WDVE is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.

     3.2. Capitalization. As of the date hereof, the authorized capital stock of WDVE consists of 25,000,000 shares of capital stock, of which 1,860,000 shares are presently issued and outstanding. All said Stock is validly issued and outstanding, fully paid and nonassessable. As of the Closing Date, there will be no shares of common stock subject to unexpired exercisable options.

     3.3. Financial Statements. WDVE has furnished to Shareholder financial statements as of July 30, 1998. Said financial statements contain the balance sheet and income statement of WDVE. All of said financial statements, (i) are in accordance with WDVE's books and records, (ii) present fairly and financial position of WDVE as of such dates, and its results of operations and changes in financial position for the respective periods indicated, (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and (iv) consistent with prior business practice, contain adequate reserves for all known or contingent liabilities, losses and refunds with respect to services or products already rendered or sold.

     3.4. Contracts. Prior to the Closing Date, WDVE will furnish HAIS with a true and complete list and description of all contracts by and between WDVE and with others. Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings to be supplied is valid and enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally, and by equitable principles. WDVE is not in default of the performance, observance or fulfillment of any material obligations, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; furthermore, except as may be disclosed in writing at the time of delivery, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of WDVE, contains any contractual requirement with which there is a likelihood WDVE will be unable to comply.

     3.5. Registration Rights. No shareholder of WDVE has any demands or "piggy back" registration rights with regards to the outstanding shares or options of WDVE.

     3.6. Authorization. WDVE has the power to enter into this Agreement, and this Agreement, when duly executed and delivered, will constitute the valid and binding obligation of WDVE.

     3.7. Effect of Agreement. The execution and delivery by WDVE of this Agreement and the consummation of the transactions herein contemplated, (i) will not conflict with or result in a breach of the terms of, or constitute any default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of WDVE, or any material agreement or instrument to which WDVE is a party or by which it is bound or is subject; (ii) now will it give to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of WDVE.

                                   Article IV

             REPRESENTATIONS AND WARRANTIES OF HAIS AND SHAREHOLDER

     HAIS and Shareholder, and each of them, represent and warrant to WDVE as follows:

     4.1. Organization. HAIS is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.

     4.2. Capitalization. The authorized capital stock of HAIS consists of one class of common stock, 20,000,000 shares authorized, of which 4,000,000 are
outstanding   Shares  are  validly  issued  and  outstanding,   fully  paid  and
nonassessable.   All  of  the  issued  and  outstanding   shares  are  owned  by
Shareholder.

     4.3. Authority. HAIS and Shareholder have the full power and authority to enter into this Agreement and to carry out its obligations hereunder. Other than approval by the Board of Directors, no proceedings on the part of Shareholder is necessary to authorize this Agreement or the transactions completed hereby. This Agreement constitutes the legal, valid and binding obligation of HAIS and Shareholder enforceable in accordance with its terms.

     4.4. Financial Statements. HAIS and Shareholder had furnished to WDVE its business plan and current financial statements. Said financial statements contain the balance sheet and income statement of HAIS. All of said financial statements, (i) are in accordance with HAIS books and records, (ii) present fairly the financial position of HAIS as of such dates, and its results of operations and changes in financial position for the respective periods indicated, (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and (iv) consistent with prior business practice, contain adequate reserves for all known or contingent liabilities, losses and refunds with respect to services or products already rendered or sold.

     4.5. Contracts. Prior to the Closing Date, HAIS will furnish WDVE with a true and complete list and description of all contracts by and between HAIS and with others. Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings to be supplied is valid and enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally, and by equitable principles. HAIS is not in default of the performance, observance or fulfillment of any material obligations, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; furthermore, except as may be disclosed in writing at the time of delivery, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of HAIS, contains any contractual requirement with which there is a likelihood HAIS will be unable to comply.


     4.6. Competition. Except as set forth in the contracts described in 4.5 above, neither HAIS, nor any officer or director or Shareholder of HAIS has any material direct or indirect financial or economic interest in any related industry entity or in any competition or customer of HAIS.

     4.7. Effect of Agreement. The execution and delivery by HAIS of this Agreement and the consummation of the transactions herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute and default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of RAIS, or any material agreement or instrument to which HAIS is a party or by which it is bound or is subject; (ii) nor will it give to rise to any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of HAIS.

     4.8. Properties. All of the property, assets and equipment owned by or used by HAIS is in good repair, well maintained, and in good and satisfactory operating condition consistent with their age, free from any known defects, except such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations and such property, assets, and equipment which is owned by HAIS is valued on the Balance Sheet at original purchase price less reasonable depreciation consistently applied in accordance with generally accepted accounting principles.

     4.9. Minutes Book. The records of meetings and other corporate actions of Shareholder and the Board of Directors (including any committees of the Board) of HAIS which are contained in the Minute Books of HAIS contain complete and accurate records of the matters reflected in such minutes.

     4.10. Litigation; Claims. HAIS is not a party and there are no claims, actions, suits, investigations or proceedings pending, threatened against HAIS or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of HAIS or the ability of HAIS to carry on its business. The consummation of the transactions herein contemplated will not conflict with or result in the breach or violation of any judgement, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     4.11. Taxes and Reports. At the Closing Date, HAIS (i) will have filed all tax returns required to be filed by any jurisdiction, domestic or foreign, to which it is or has been subject, (ii) has paid in full all taxes due and taxes claimed to be due by each jurisdiction, and any interest and penalties with respect thereto, and (iii) has adequately reflected as liabilities on its books, all taxes that have accrued for any period to and including the Closing Date.

     4.12. Compliance with Laws and Regulations. HAIS and Shareholder have complied with, and is not in violation of any federal, state, local or foreign statute, law, rule or regulation with respect to the conduct of its businesses, which violation might have a material adverse effect on the business, financial condition or earnings of HAIS.

     4.13. Finders. HAIS is not obligated, absolutely or contingently, to any person for financial advice, a finder's fee, brokerage commission, or other similar payment in connection with the transactions contemplated by this Agreement.

     4.14. Nature of Representations. No representation, warranty or agreement made by HAIS in this Agreement and no statement or disclosure furnished by Shareholder in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.


                                    Article V

                              ACCESS TO INFORMATION

     5.1.   Access  to   Information.   HAIS  and   Shareholder   shall   afford
representatives of WDVE reasonable access to officers, personnel, and professional representatives of HAIS and such of the financial, contractual and corporate records of HAIS as shall be reasonably necessary for WDVE's investigations and appraisal of HAIS.

     5.2. Effect of Investigations. Any such investigation by WDVE of RAIS shall not affect any of the representations and warranties hereunder and shall not be conducted in such manner as to interfere unreasonably with the operation of the business of HAIS.


                                   Article VI

                        CONDITIONS TO OBLIGATIONS OF WDVE

The obligations of WDVE under this Agreement are, at the option of WDVE, subject to the satisfaction, at and prior to the Closing Date, of the following conditions:

     6.1. Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by HAIS at or before the Closing Date shall have been duly complied with and performed.


     6.2. Accuracy of Representations and Warranties: Other Documents. All of the representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

     6.3. No Litigation. Except for certain claims which may have their genesis in connection with the rescission of that certain transaction by and between Shareholder and Glenhills Corporation, there shall be no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon WDVE, or any of the officers or directors thereof, because of this consummation of the transactions contemplated by this Agreement.

                                   Article VII

                    CONDITIONS TO OBLTGATIONS OF SHAREHOLDER

     The obligations of Shareholder under this Agreement are, at the option of Shareholder, subject to the satisfaction, at and prior to the Closing Date, of the following conditions:

     7.1. Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by WDVE at or before the Closing Date shall have been duly complied with and performed.

     7.2. Accuracy of Representations and Warranties; Other Documents. All of the representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

     7.3. No Litigation. There shall be no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon HAIS, or any of the officers or directors thereof, because of the consummation of the transactions contemplated by this Agreement.

     7.4. Additional Conditions. Prior to the Closing Date, the Board of Directors of WDVE will adopt a resolution to amend the Articles of Incorporation as follows:

     Article FIRST is hereby amended to read as follows:

          "FIRST. The name of the corporation is: InterFoods Consolidated,  Inc.

     Article FOURTH is hereby amended to read as follows:

          "FOURTH. The aggregate number of shares which the corporation shall have the authority to issue is Twenty-Five Million (25,000,000) shares of common stock at $.001 par value, and Ten Million (10,000,000) shares of Serial Preferred Stock at $.001 par value.

               A. Each share of Common Stock shall entitle the holder thereof to one vote on any matter submitted to a vote of or for consent of holders of Common Stock. Subject to the provisions of applicable law and this Article Fourth, any dividends paid or distributed on or with respect to the Common Stock of the corporation shall be paid or distributed ratably to the holders of its Common Stock. In the event of any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and any amounts to which the holders of any Serial Preferred Stock shall be entitled, as hereinafter provided, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the corporation.

               B. Subject to the terms and provisions of this Article Fourth, the Board of Directors is authorized to provide from time to time for the issuance of shares of Serial Preferred Stock in series and to fix and determine from time to time before issuance the designation and relative rights and preferences of the shares of each series of Serial Preferred Stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

          (1)  The series designation and Authorized number of shares;

          (2) The dividend rate and the date or dates on which such dividends will be payable;

          (3) The amount or amounts to be received by the holders in the event of voluntary or involuntary dissolution or liquidation of the corporation;

          (4) The price or prices at which shares may be redeemed, if any, and any terms, conditions, limitations upon such redemptions;

          (5) The sinking fund provisions, if any, for redemption or purchase of shares; and

          (6) The terms and conditions, if any, on which shares may be converted at the election of the holders thereof into shares of other capital stock, or of other series of Serial Preferred Stock, of the corporation.

               C. The holders of the shares of Common Stock or Serial Preferred Stock shall not be entitled to cumulative voting on any matter.

               D. Upon the amendment of this Article Fourth to read as hereinabove set forth, each three (3) outstanding shares of common stock is reverse split, reconstituted and converted into one (1) share. No fractional shares shall be issued.


                                  Article VIII

                                     CLOSING

     8.1. Closing Date. The consummation of the exchange shall take place at the offices of White Dove Systems, Inc. 6767 West Tropicana Avenue, Suite 207, Las Vegas, Nevada 89103, on November 20, 1998, or such other time or place as shall be mutually agreed upon by the parties to this Agreement.

     8.2. Actions to be Taken by Parties on the Closing Date. On the Closing Date, each party shall deliver to the other all documents or agreements provided or herein to be-delivered on the Closing Date.


                                   Article IX

                         INDEMNIFICATION AND ARBITRATION

     9.1. Indemnification. Each of the parties agree to indemnify and hold harmless the other against any and all damages, claims, losses, expenses, obligations and liabilities (including reasonable attorney's fees) resulting from or related to any breach of, or failure by each of the parties to perform any of their representations, warranties, covenants, conditions or agreements in this Agreement or in any schedule, certificate, exhibit or other document furnished, or to be furnished under this Agreement.

     9.2. Claims of Indemnification. Any claim for indemnification pursuant to this Agreement, unless otherwise received by means of direct negotiation among the parties upon reasonable oral notification by the party seeking indemnification to all other parties, shall be made by writing of the nature and amount of the claim to the other.

                                    Article X

                               PAYMENT OF EXPENSES

     10. 1. Expenses. Each party shall bear its own expenses.


                                   Article XI

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     11.1. Survival. All statements contained in any schedules, any exhibit or other instrument delivered by or on behalf of any party or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.


                                   Article XII

                                     GENERAL

     12.1. Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     12.2. Waiver. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any pre- ceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed and extension of the time for performance of any other obligation or act.

     12.3. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon mailing thereof.

      To:         White Dove Systems, Inc.
                  Shareholders
                  c/o InterFoods Consolidated, Inc.
                  16133 Ventura Boulevard, Suite 635
                  Encino, California 91436

                  InterFoods Consolidated, Inc.
                  16133 Ventura Boulevard, Suite 635
                  Encino, California 91436

     Notice of change of address shall be given by written notice in the manner detailed in this subparagraph 12.3.

     12.4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

     12.5. Professional Fees. in the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorney's fees, accounting fees, and other professional fees resulting therefrom.

     12.6. Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

     12.7. Time of Essence. The parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and non-curable (but waivable) default under this Agreement by the party so failing to perform.

     12-8. Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which any party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

     12.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one instrument.

     12.10. Governing Law. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Nevada.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

                                         INTERFOODS CONSOLIDATED, INC.

                                         By: /s/ Frederick T. Manlunas
                                         -----------------------------------



                                         WHITE DOVE SYSTEMS, INC

                                         By: /s/ Frederick T. Manlunas


                                         -----------------------------------
                                         FREDERICK T. MANLUNAS

                                         -----------------------------------
                                         EDWARD C. REYES

                                         -----------------------------------
                                         CHRISTOPHER P. TSENG

                                         -----------------------------------
                                         EILEEN LEE

                                         -----------------------------------
                                         EMMANUEL CORPUS

                                         -----------------------------------
                                         RENATO A. LITTAUA

                                          -----------------------------------
                                          ROSE FAJARDO

                                          -----------------------------------
                                          SOCORRO P. GIL

                                          -----------------------------------
                                          GLENN H. PEREZ


                                          INTERFOODS CONSOLIDATED, INC.

                                          By: ____________________________


   InterFood:Plan.Reorganization
                                      -13-